Exhibit 11

CTI Industries Corporation and Subsidiaries



                                                            Quarter Ended September 30                Year to Date September 30
                                                          Unaudited            Unaudited           Unaudited             Unaudited
                                                             2001                 2000                2001                  2000
                                                         -----------          -----------          -----------          ------------
Basic
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                                 1,207,944            1,207,944            1,207,944            1,207,944
                                                         ===========          ===========          ===========          ===========

Net income:
  Net income (loss)                                      $   (14,495)         $  (156,484)         $   (87,888)         $  (301,293)

  Amount for per share computation                       $   (14,495)         $  (156,484)         $   (87,888)         $  (301,293)
                                                         ===========          ===========          ===========          ===========

  Per share amount                                       $     (0.01)         $     (0.13)         $     (0.07)         $     (0.25)
                                                         ===========          ===========          ===========          ===========


Diluted
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                                 1,207,944            1,207,944            1,207,944            1,207,944
  Net additional shares assuming stock
    options and warrants exercised and
    proceeds used to purchase treasury
    stock                                                         --                   --                   --              107,498
                                                         -----------          -----------          -----------          -----------
  Weighted average number of shares and
    equivalent shares of common stock
    outstanding during the period                          1,207,944            1,207,944            1,207,944            1,315,442
                                                         ===========          ===========          ===========          ===========

Net income:
  Net income (loss)                                      $   (14,495)         $  (156,484)         $   (87,888)         $  (301,293)

  Amount for per share computation                       $   (14,495)         $  (156,484)         $   (87,888)         $  (301,293)
                                                         ===========          ===========          ===========          ===========

  Per share amount                                       $     (0.01)         $     (0.13)         $     (0.07)         $     (0.23)
                                                         ===========          ===========          ===========          ===========